Exhibit 99.1

NEWS RELEASE
Lakes Entertainment, Inc.
130 Cheshire Lane, Suite 101
Minnetonka, MN 55305
952-449-9092
952-449-9353 (fax)
www.lakesentertainment.com
(NASDAQ: LACO)

FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030

FOR IMMEDIATE RELEASE:
Thursday, December 21, 2006
LAKES ENTERTAINMENT, INC. ANNOUNCES
APPEAL IN SHINGLE SPRINGS MATTER
Minneapolis, December 21, 2006 — Lakes Entertainment, Inc. (NASDAQ: LACO) announced today that on December 15, 2006, Voices for Rural Living (“VRL”) filed two Notice of Appeals to the Court of Appeal for the Third Appellate District, the first one appealing Sacramento County Superior Court Judge Connelly’s Judgment discharging the Peremptory Writ of Mandate in the Voices for Rural Living and Shingle Springs Neighbors for Quality Living v. California Department of Transportation, et al, case, and the second one appealing Judge Connelly’s (1) Order denying appellants’ Motion for Preliminary Injunction and (2) Order sustaining Respondents’ Demurrers Without Leave to Amend in the Voices for Rural Living, Chrysan Dosh, et al v. California Department of Transportation, et al, case. These cases concern the California Department of Transportation’s proposed interchange that will connect Highway 50 to the Shingle Springs Band of Miwok Indians Rancheria. No briefs have been filed and no hearing date has been set.
          Tim Cope, President of Lakes noted, “This is just another in a long line of stall tactics engaged in by Voices for Rural Living. We are confident that the California Department of Transportation will prevail in these appeals, and we continue to actively prepare for construction of the interchange which we anticipate will commence in early 2007.”
          Lakes has an agreement with the Shingle Springs Tribe, which has been approved by the National Indian Gaming Commission, to develop and manage a casino and is ready to proceed with securing financing and starting construction when the permit is issued and the construction plans are finalized.

About Lakes Entertainment
Lakes Entertainment, Inc. currently has development and management agreements with five separate Tribes for new casino operations in Michigan, California, and Oklahoma, a total of eight separate casino sites. In addition, Lakes has announced plans to develop a company owned casino resort project in Vicksburg, Mississippi. The Company also owns approximately 61% of WPT Enterprises, Inc. (Nasdaq: WPTE), a separate publicly held media and entertainment company principally engaged in the development, production and marketing of gaming themed televised programming including the World Poker Tour® television series, the licensing and sale of branded consumer products and the sale of corporate sponsorships.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, need for current financing to meet Lakes’ operational and development needs; those relating to the inability to complete or possible delays in completion of Lakes’ casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management or development contracts; Lakes operates in a highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; continued contracts with the Pawnee Nation as a result of the change in its business council membership; possible need for future financing to meet Lakes’ expansion goals; risks of entry into new businesses; reliance on Lakes’ management; and the fact that the WPTE shares held by Lakes are currently not liquid assets, and there is no assurance that Lakes will be able to realize value from these holdings equal to the current or future market value of WPTE common stock. There are also risks and uncertainties relating to WPTE that may have a material effect on the Company’s consolidated results of operations or the market value of the WPTE shares held by the Company, including WPTE’s significant dependence on the Travel Channel as a source of revenue; the potential that WPTE’s television programming will fail to maintain a sufficient audience; difficulty of predicting the growth of WPTE’s online casino business, which is a relatively new industry with an increasing number of market entrants; the increased time, cost and expense of developing and maintaining WPTE’s own online gaming software; the risk that WPTE may not be able to protect its entertainment concepts, current and future brands and other intellectual property rights; the risk that competitors with greater financial resources or marketplace presence might develop television programming that would directly compete with WPTE’s television programming; risks associated with future expansion into new or complementary businesses; the termination or impairment of WPTE’s relationships with key licensing and strategic partners; and WPTE’s dependence on its senior management team. For more information, review the Company’s filings with the Securities and Exchange Commission.